                                                                    EXHIBIT 10.6
                             EMPLOYMENT AGREEMENT
                             --------------------


        MEMORANDUM OF AGREEMENT made the 16th day of January, 1991

B E T W E E N :

                JOHN M. DAVISON, of the City of Toronto, in the Province of Ontario,

                (hereinafter called the "Executive"),

                                        OF THE FIRST PART,

-and-

                IMAX SYSTEMS CORPORATION, a corporation incorporated under the laws of Canada,

                (hereinafter called the "Corporation"),

                                        OF THE SECOND PART.


        WHEREAS the Corporation is desirous of employing the Executive to provide services in connection with the business (the "Business") carried on by the Corporation, consisting principally of the design, production, marketing and leasing of high fidelity 70mm large format motion picture systems and the development, production and distribution of 70mm large format films, and including certain other business activities relating thereto;

        AND WHEREAS the Executive is desirous of providing such services to the Corporation, on the terms and subject to the conditions herein set out;

        AND WHEREAS the Executive may from time to time be granted rights to purchase common shares of the Corporation and may be advanced one or more loans by the Corporation for the purpose of purchasing such shares;

        NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises, the mutual covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties), the parties hereby covenant and agree as follows:
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                                      -2-


1.      DUTIES AND TERM OF EMPLOYMENT

        The Executive shall serve the Corporation in the capacity of Director, Corporate Development, and may be appointed as a member of such senior management committee or similar body as may be designated by the Board of Directors or the President and Chief Executive Officer of the Corporation from time to time, and shall perform such duties and exercise such powers as are normally associated with such a position and such other duties and powers in connection with the Business as may from time to time be assigned to him. The Executive shall report to such executive officer of the Corporation as shall be designated by the Board of Directors or the President and Chief Executive Officer of the Corporation from time to time and be subject to the general direction and control of such officer.

1.2 The Executive shall devote such time, attention and ability on a full-time basis as are reasonably necessary in connection with the conduct of the Business and the Executive shall well and faithfully serve the Corporation in providing services hereunder and shall use his best efforts to promote the interests of the Corporation in respect of the Business.

1.3 Subject to earlier termination of the employment of the Executive in accordance with Article 4 of this Agreement, the employment of the Executive hereunder shall be for an indefinite term.


2.      REMUNERATION

2.1 The salary payable to the Executive in the 1990 calendar year shall be $130,000. In respect of each calendar year, the salary payable to the Executive shall be as agreed by the parties from time to time. The salary payable to the Executive pursuant hereto is herein referred to as "Salary". If the Executive is employed during less than the entirety of any calendar year, his Salary for such part of a year shall be the appropriate prorated portion of his Salary in respect of the whole calendar year. The Salary of the Executive shall be paid in arrears in equal bi-weekly instalments.

2.2 The Executive shall be reimbursed for all reasonable out-of-pocket expenses actually and properly incurred in connection with the services performed hereunder. For all such expenses, the Executive shall furnish to the Corporation statements and vouchers as and when required by it.


3.      BENEFITS

3.1 The terms and conditions of the employment of the Executive hereunder respecting participation by the Executive in the Imax Registered Pension Investment Plan (the "Pension Plan"), participation by the Executive in all group life, medical, disability and other insurance plans of the Corporation (collectively the "Insurance Plans") shall be such
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                                      -3-


terms and conditions as are applicable from time to time to other senior executives of the Corporation in comparable positions to that of the Executive.

3.2 The Executive shall be entitled to four (4) weeks' vacation with pay in each calendar year, to be taken in accordance with the Corporation's vacation policy in effect from time to time.


4.      TERMINATION

4.1 The employment of the Executive may be terminated only in the following manner:

   (a) at any time, by notice in writing from the Corporation to the Executive, for just cause. For the purposes of this Agreement, just cause shall include any one or more of the following events:

        (i) if the Executive breaches any of the material terms or provisions of his employment and such breach has not been remedied within 30 days after written notice specifying such breach has been given to the Executive by the Corporation; or

        (ii) if the Executive has been guilty of wilful misconduct or wilful neglect of duty, or has been materially negligent in the performance of the duties provided for herein; or

        (iii) if the Executive has wilfully and knowingly disobeyed any reasonable order or instruction communicated in writing by the Board of Directors or the President and CEO of the Corporation; or
        (iv) if the Executive has committed any act of dishonesty affecting the Corporation; or

   (b) by three months' notice in writing from the Corporation to the Executive, in the event that the Executive is missing and presumed dead or fails, by reason of illness or mental or physical disability or incapacity, for any six consecutive calendar months in any 12-month period or for 12 months in the aggregate in any 24-month period, to provide the services required hereunder; or

   (c)  if the Executive has died, automatically upon his death; or

   (d) at any time, by notice in writing from the Executive to the Corporation, if the Corporation breaches any of the material terms or provisions of this Agreement and such breach is not remedied within 30 days after written notice specifying such breach has been given to the Corporation by the Executive; or
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                                      -4-

   (e) at any time, for any reason (including, without limitation, by reason of circumstances constituting constructive dismissal of the Executive), by notice in writing given to the Corporation by the Executive, effective at such time as shall be stated in such notice, which (except in the case of constructive dismissal of the Executive) shall be not less than 30 days following the date of such notice or, if no such time is specified therein, as is 30 days following the date of such notice; or

   (f) at any time, for any reason, by notice in writing given to the Executive by the Corporation, effective at such time as shall be stated in such notice.

The effective date of any termination of the employment of the Executive is referred to herein as the "Termination Date".

4.2 Upon any termination of the employment of the Executive pursuant to subclauses 4.1(a), (b), (c) or (e) (other than termination pursuant to subclause 4.1(e) in the circumstances referred to in clause 4.3), the Corporation shall pay to the Executive or his legal personal representatives, as soon as is reasonably practicable, Salary calculated to the Termination Date, together with such other amounts (if any) as are owing to the Executive as at the Termination Date in respect of his employment. The Executive acknowledges that upon any such termination of his employment, he or his legal personal representatives shall have no claim for the payment of any further or other Salary, compensation or other remuneration whatsoever in respect of such termination.

4.3 Following any termination of the employment of the Executive pursuant to subclauses 4.1(d) or (f), or pursuant to subclause 4.1(e) in circumstances constituting constructive dismissal of the Executive or at any time within one year following a Change of Control (as defined in clause 6.1) the Corporation, in addition to paying Salary to the Executive calculated to the Termination Date, together with such other amounts (if any) as are owing to the Executive as at the Termination Date, shall continue to pay Salary to the Executive until the earlier to occur of: (i) the Executive securing reasonably comparable alternative employment; and (ii) the date (the "Final Payment Date") which is 9 months following the Termination Date. The Executive agrees to use his best efforts to secure reasonably comparable alternative employment upon any such termination of his employment hereunder and shall forthwith give notice to the Corporation in writing when he has secured such reasonably comparable alternative employment. Upon the Executive securing such reasonably comparable alternative employment prior to the Final Payment Date, the Corporation shall pay to the Executive an amount equal to one-half the amount which would otherwise be payable by the Corporation to the Executive from such, date of securing reasonably comparable alternative employment to the Final Payment
Date. During such period following the Termination Date as the Corporation continues to pay Salary to the Executive in accordance herewith, it shall continue coverage under the Insurance Plans (other than long-term disability) for the benefit of the Executive, but all rights of the Executive to continued contributions under the Pension Plan and long-term disability coverage shall cease upon the Termination Date. The parties hereby acknowledge and
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                                      -5-

confirm that the foregoing arrangements are reasonable compensation to the Executive for any such termination of his employment hereunder by the Corporation in lieu of notice thereof. Accordingly, upon any termination of his employment in accordance with the provisions hereof, the Executive acknowledges that he shall have no claim whatsoever arising out of the termination of his employment hereunder for damages or other Salary, compensation or remuneration whatsoever, except for payment of Salary to the extent specifically hereinbefore provided for.

5.      PURCHASE OF SHARES

5.1 Upon execution of this Agreement and upon the terms and conditions hereof, the Executive may subscribe for and purchase up to 5,000 common shares of the Corporation at a purchase price of $1.00 per share and up to 5,000 common shares of the Corporation at a purchase price of $5.00 per share (herein referred to as "Shares"). If so requested by the Executive, the Corporation shall loan the full purchase price for the Shares to the Executive upon execution of the Loan Agreement and the Trust Agreement attached as Schedules "A" and B" hereto, respectively. In each of the six (6) calendar years commencing on December 31, 1991, the Executive shall repay to the Corporation a portion of the Loan equal to five percent (5%) of the principal amount thereof, with the balance falling due and being repaid not later than December 31, 1997. If the Corporation advances a Loan to the Executive, as aforesaid, he shall be deemed to have directed the Corporation to apply the proceeds of such Loan to the payment of the purchase price for the Shares and such purchase price shall be paid and satisfied accordingly.

6.      Sale of Shares

6.1 In this Article 6, the following terms shall have the following respective meanings:

   (a)  "Change of Control" means either of the following events:

        (i) the sale of all or substantially all of the assets of the Corporation; or

        (ii) any transaction whereby any person, together with affiliates and associates of such person, or any group of persons acting in concert, acquires more than 50% of the issued common shares of the Corporation, or any transaction as a result of which common shares constituting more than 50% in the aggregate of the issued common shares of the Corporation cease to be held by persons who are shareholders of the Corporation as at the date hereof, or by affiliates or associates of such present shareholders;

        (for the purposes of this definition, whether persons are affiliated or associated shall be determined in accordance with the definitions of "affiliate" and "associate" in the provisions of the Canada Business Corporations Act, as such provisions may be amended, supplemented or replaced from time to time);

   (b)  "Effective Date" shall have the meaning ascribed thereto in clause 6.4;
   (c) "Fair Market Value" means the value per Share of the common shares of the Corporation calculated as follows:

        BOOK VALUE PER SHARE + (MULTIPLE X AVERAGE EARNINGS PER SHARE)

        For the purposes of the above-mentioned calculation:

        "Book Value per Share" means the book value of the net assets of the Corporation (total common shareholders equity), divided by the number of Shares of the Corporation outstanding, all as stated in the most recent audited financial statements of the Corporation which number shall always be greater than zero;

        "Multiple" means the number used to capitalize earnings of the Corporation and for the purpose of this calculation shall be as set out in this table:

                Prime Rate                      Multiple
                ----------                      --------
                 6.00% -  7.99%                 4.50
                 8.00% -  9.99%                 4.17
                10.00% - 11.99%                 3.83
                12.00% - 13.99%                 3.50
                14.00% - 15.99%                 3.17
                16.00% - 17.99%                 2.83
                18.00% - 19.99%                 2.50

        Therefore, for example, if the prime rate was 13.5%, the multiple would be 3.50;

        Such prime rate, for purposes of this formula, shall be the average prime rate in Canada for the 12 months preceding the most current valuation date. Such rate to be determined by an average of the rates charged by three banks: The Toronto-Dominion Bank, The Bank of Montreal and The Royal Bank of Canada: and

        "Average Earnings per Share" means the amount determined by multiplying:

                (A) the Earnings per Share for the most recently audited year by three;
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                                      -7-

                (B) the Earnings per Share for the immediately preceding year by two; and

                (C) the Earnings per Share for the year immediately preceding the year referred to in (B) above by one;

        and dividing the aggregate of the amounts in (A), (B) and (C) above by six, which amount shall always be greater than zero.

        "Earnings per Share" means the Earnings of the Corporation for the relevant year, divided by the average number of Shares outstanding during the said year;

        "Earnings" means the audited net income of the Corporation, before tax, increased or decreased by the amount of research and development expenses and any other extraordinary or non-recurring items as set out in the financial statements for the applicable financial years;

        Notwithstanding the foregoing, such other method of valuation as may be determined by the President, from time to time, may be used to calculate Fair Market Value for the purpose of this Agreement provided such other method or formula yields a value per Share which is not less than the value determined above;

   (d) "Gone Public" means, in reference to the Corporation, that either (i) the Corporation has made a distribution of its shares to the public or
        (ii) shares of the Corporation are listed or traded on a published market (as such term is defined in the Securities Act (Ontario);

   (e) "Loan" means any loan which has been made by the Corporation to the Executive pursuant to Article 5 for the purpose of purchasing Shares; and

   (f) "Price Per Share" means, in respect of any Shares purchased by the Executive, a price per Share calculated on the basis of the following respective proportions of the purchase price per Share paid by the Executive for such Shares ("Purchase Price") and Fair Market Value (provided that, if the purchase and sale of the Shares held by the Executive pursuant to clause 6.4 occurs by reason of the termination of the employment of the Executive pursuant to clause 4.3, the Price Per Share shall be Fair Market Value in respect of all such Shares):

        Year                    Price Per Share
        ----                    ---------------

        Year 1                  Purchase Price
        Year 2                  80% Purchase Price + 20% Fair Market Value
        Year 3                  60% Purchase Price + 40% Fair Market Value
        Year 4                  40% Purchase Price + 60% Fair Market Value
        Year 5                  20% Purchase Price + 80% Fair Market Value
        All years after Year 5  Fair Market Value

        (Years 1 through 5 shall be determined on the basis of Year 1 being 1990.)

6.2 At all times at which the Corporation has not Gone Public, except as specifically provided in Article 5 and clause 6.4, the Executive shall not, except with the prior consent of the Board of Directors or the President and CEO of the Corporation, which consent shall not be unreasonably withheld, sell transfer, mortgage, charge, pledge or assign all or any part of his right, title or interest in or to any Shares to any person.

6.3 The Executive acknowledges and agrees that the Executive shall, upon request by the Corporation, execute any shareholders' agreement in effect from time to time between the shareholders of the Corporation, with respect to all Shares held by the Executive. At all times at which the Corporation has not Gone Public, any and all certificates representing Shares shall have conspicuously typed or otherwise written thereon a legend substantially to the following effect:

        "The shares represented by this certificate are subject to certain restrictions on the right to transfer, sell, assign, or otherwise deal with the shares of Imax Systems Corporation represented by this certificate, pursuant to its articles of incorporation and certain agreements to which the holder of such shares is a party. Notice of the terms and conditions of such articles is hereby given. Copies of such agreements are available for inspection upon application to the Secretary of Imax Systems Corporation."

6.4     If (i) the employment of the Executive is terminated for any reason, or
(ii) any interest in any Shares is claimed by any person other than the Executive or any interest in any Shares is transferred or purportedly transferred to any person other than the Executive (other than pursuant to the provisions of Article 5 or as otherwise agreed by the Corporation), whether by an order of any court, by operation of law or otherwise and the Corporation elects, in its sole discretion, to require the sale of such Shares as a result of such event (the December 31 following the date of such termination or other event is hereinafter referred to as the "Effective Date"), if the Corporation has not Gone Public at the Effective Date, the Corporation shall cause to be purchased, by such purchaser as it may designate, and the Executive or his legal personal representatives shall sell, all Shares held by the Executive or such legal personal representatives as at the Effective Date (the "Purchased Shares") for a purchase price, payable in cash, equal to the
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                                      -9-

product obtained when (A) the Price Per Share is multiplied by (B) the number of Shares held by the Executive or such legal personal representatives as at the Effective Date. The purchase price for the Shares shall be paid at the Time of Closing in respect of the purchase and sale of the Shares. If any portion of any Loan remains outstanding at the Time of Closing, a portion of such purchase price equal to such unpaid balance of such Loan shall be applied to the repayment of such Loan and the Executive hereby irrevocably authorizes and directs the Corporation to apply such purchase price to the repayment of such Loan. The completion of the sale and purchase of the Purchased Shares pursuant to this clause 6.4 shall be in accordance with the provisions of clause 6.5. Notwithstanding the foregoing, the Corporation shall be under no obligation to cause the Shares to be purchased if, as of the Effective Date, the Corporation has become bankrupt or if it has been put into receivership or a trustee appointed for the benefit of creditors.

6.5 The following provisions shall apply in respect of any purchase and sale of Purchased Shares pursuant to clause 6.4 and shall also apply, mutatis mutandis, to any purchase and sale of the Executive's Shares pursuant to the provisions of any shareholders' agreement referred to in clause 6.3 and to any sale of Shares pursuant to Article 5 (in which case, the date at which obligations to sell and purchase such Shares arise shall be the Effective Date and such Shares shall be the Purchased Shares for purposes of this clause 6.5):

   (a) Forthwith following any Effective Date, the purchaser(s) shall notify the Executive or his legal personal representatives, as the case may be (the "vendor") in writing of a date and time for closing of the purchase and sale of the Purchased Shares, which date shall be not earlier than 30 days nor more than 60 days after the date upon which such notice is required to be given. The purchase and sale of the Purchased Shares shall take place on the date and at the time set out in such notice and shall take place at the head office of the Corporation. If no notice is given as aforesaid establishing such date and time of closing, such date shall be the last day which could be designated hereunder as such date of closing (or the first business day immediately following such day if such day is not a business day) and the time of closing shall be 10:00 a.m. (local time) on such date, provided, however, that the purchaser(s) and the vendor may otherwise mutually agree upon such date and time (the date and time determined in accordance with the foregoing shall be the "Date of Closing" and the "Time of Closing" respectively).

   (b) At the Time of Closing on the Date of Closing, the vendor shall deliver to the purchaser(s) a certificate or certificates representing the Purchased Shares, duly endorsed in blank for transfer, and the purchaser(s) shall pay to the vendor the portion of the purchase price payable at the Time of Closing.

   (c) If the vendor is not represented at the place of closing at the Time of Closing or is represented but fails for any reason whatsoever to produce and deliver to the purchaser(s) the said certificate or certificates duly endorsed in blank for transfer then the portion of the purchase price payable at the Time of Closing shall be deposited into a special account at the branch of the Corporation's bankers customarily used by the Corporation in the name of the vendor. Such deposit shall constitute valid and effective payment of such portion of the purchase price to the vendor even though the vendor has voluntarily encumbered or disposed of any of the Purchased Shares, and notwithstanding the fact that a certificate or certificates for any of the Purchased Shares may have been delivered to any pledgee, transferee or other person. In the event that any of the Purchased Shares have been pledged or otherwise encumbered to any person to secure obligations or indebtedness of the vendor, the purchaser(s) may, at the option of the purchaser(s), in lieu of depositing such portion of the purchase price as aforesaid, pay all or any part of such portion of the purchase price to such pledgee or encumbrancer to the extent required to discharge such obligations or indebtedness and receive the certificates representing the Purchased Shares from such pledgee or encumbrancer and deposit the remainder, if any, of such portion of the purchase price as aforesaid.

   (d) If a deposit and/or payment is made pursuant to subclause (c), then from and after the Date of Closing, and even though the certificates representing the Purchased Shares have not been delivered to the purchaser(s), the purchase of the Purchased Shares shall be deemed to have been fully completed, and all right, title, benefit and interest, both at law and in equity, in and to the Purchased Shares shall be conclusively deemed to have been transferred and assigned to and become vested in the purchaser(s) and all right, title, benefit and interest, both at law and in equity, of the vendor or of any transferee, assignee, or any other person having any interest, legal or equitable, therein or thereto, whether as a shareholder or creditor of the Corporation or otherwise, shall cease and determine.

   (e) The vendor shall be entitled to receive the portion of the purchase price deposited with the bankers of the Corporation upon delivery to the purchaser(s) of certificates evidencing the Purchased Shares, duly endorsed in blank for transfer, and the balance of the purchase price when payable in accordance with the terms of the purchase and sale.

   (f) The vendor hereby irrevocably constitutes and appoints the purchaser(s) and each of them a true and lawful attorney-in-fact and agent for, in the name and on behalf of the vendor to execute and deliver in the name of the vendor all such assignments, transfers, deeds and instruments as may be necessary effectively to transfer and assign the Purchased Shares, or any part thereof, to the purchaser(s), on the books of the Corporation. Such appointment and power of attorney, being coupled with an interest, shall not be revocable and shall not be terminated by the insolvency, bankruptcy, incapacity or death of the vendor or otherwise by operation of law and the vendor hereby ratifies and confirms and agrees to ratify and confirm all that the attorney may lawfully do or cause to be done by virtue of the provisions hereof.

   (g) The vendor hereby irrevocably consents to any transfer of the Purchased Shares made pursuant to the provisions hereof.


7.      NON-COMPETITION

7.1 The Executive acknowledges that he will be entrusted with detailed confidential information and trade secrets concerning the present and contemplated techniques and modes of merchandising evolved and used in connection with the Business and concerning the customers and clients of the Business, their names, addresses and requirements and concerning employees of the Business, the disclosure of any of which detailed confidential information and trade secrets to competitors of the Corporation or to the general public would be highly detrimental to the best interests of the Corporation. The Executive further acknowledges and agrees that the right to maintain confidential such detailed confidential information and trade secrets constitutes a proprietary right which the Corporation is entitled to protect. Accordingly, the Executive covenants and agrees with the Corporation:

   (a) that he will not, except with the prior written consent of the Corporation or in the course of his employment for the purposes of the Business, at any time during his employment with the Corporation or during the period of two years from the date of any termination of his employment, disclose any of such detailed confidential information and trade secrets with respect to the Business to any person or use the same for any purposes other than those of the Corporation;

   (b) that he will not, except with the prior written consent of the Corporation, at any time during his employment with the Corporation or during the period of two years from the date of any termination of his employment, either individually or in partnership or jointly or in conjunction with any person as principal, agent, shareholder, creditor, employee, partner or in any other manner whatsoever carry on or be engaged in or be concerned with or interested in or advise, lend money to, guarantee the debts or obligations of or permit his name or any part thereof to be used or employed by any person engaged in or concerned with or interested in any business directly competitive with the Business or any portion of the Business, anywhere in any country of the world in which the Business or any portion of the Business is carried on or is proposed to be carried on at any time during his employment with the Corporation; and

   (c) that he will not, except with the prior written consent of the Corporation, at any time during his employment with the Corporation or at any time during the period of two years from the date of any termination of his employment:

        (i) contact, for the purpose of solicitation in connection with a similar business, any person, firm, corporation or governmental agency who is a customer of the Corporation in connection with the Business at such date of termination; or

        (ii) contact any employee or executive of the Corporation employed by the Corporation at such date of termination in connection with the Business for the purpose of offering him or her employment with any person other than the Corporation.

7.2 If any covenant or provision herein is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision and subclauses (a), (b) and (c) and paragraphs (i) and (ii) of subclause (c) of clause 7.1 hereof are declared to be separate and distinct covenants. The Executive hereby agrees that all restrictions in clause 7.1 are reasonable and valid and all defences to the strict enforcement thereof by the Corporation are hereby waived by the Executive. The Executive acknowledges that a violation of any of the provisions of clause 7.1 will result in immediate and irreparable damage to the Corporation and agrees that in the event of such violation the Corporation shall, in addition to any other right to relief, be entitled to equitable relief by way of temporary or permanent injunction and to such other relief as any court of competent jurisdiction may deem just and proper.

8.      GENERAL

8.1 The Executive acknowledges that he has obtained independent legal advice in connection with the entering into of this Agreement.

8.2 Any notice in writing required or permitted to be given to the parties hereunder shall be sufficiently given if delivered personally or mailed by registered mail, postage prepaid, addressed:

To ISC:         IMAX SYSTEMS CORPORATION
                Attn: Legal Department
                38 Isabella Street
                Toronto, Ontario M4Y lN1

To Executive:   MR. JOHN M DAVISON
                57 Lawrence Ave. West
                Toronto, Ontario, M5M 1A3

Either party hereto may change its address for the giving of notice from time to time by notice given in accordance with the foregoing provisions.

8.3 This Agreement shall be construed and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each of the parties hereby irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

8.4 In this Agreement, "person" means and includes an individual, a firm, a corporation, a syndicate, a partnership, an association, a joint venture and every other legal or business entity whatsoever. Where used herein, words importing the singular number only shall include the plural and vice-versa and words importing the use of any gender shall include all genders.

8.5 The headings of the subdivisions of this Agreement are inserted for convenience of reference only and shall not affect the meaning or construction hereof.

8.6 This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject-matter hereof. There are not and shall not be any oral statements, representations, warranties, undertakings or agreements between the parties and this Agreement may not be amended or modified in any respect except by written instrument signed by the parties hereto.

8.7 The provisions of this Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, legal personal representatives, successors and permitted assigns. The Executive may not assign, whether voluntarily or involuntarily, any of his rights or benefits under this Agreement or delegate any of his duties or obligations hereunder, except with the prior written consent of the Corporation.

        IN WITNESS WHEREOF this Agreement has been executed by the parties hereto.

SIGNED, SEALED AND DELIVERED   )
in the presence of:            )
                               )
   /s/ G. Mary Ruby            )             /s/ John M. Davison
                               )             ---------------------------------
                                             JOHN M. DAVISON


                                        IMAX SYSTEMS CORPORATION


                                        By /s/  Fred Klinkhammer
                                          -------------------------------
                                                Fred Klinkhammer


HEAD OFFICE                                            TECHNOLOGY CENTRE
38 Isabella St., Toronto, ONTARIO, Canada M4Y 1N1      2525 Speakman Drive, Sheridan Park
Telephone: (416) 960-8509                              Mississauga, Ontario, Canada 15K 1B1
Fax: (416) 960-8596                                    Telephone: (416) 855-1379 Fax: (416) 855-2606


IMAX CORPORATION


Mr. John Davison                                  Toronto, Ontario
64 Hanna Road                                     August 31, 1992
Toronto, Ontario
M4G 3N1


Dear John:

As you are aware, the Board of Directors confirmed your appointment as Vice President, Finance, of Imax Corporation some time ago.

Effective January 1, 1992, your salary was increased to $140,000 per annum. In addition, you are allowed to lease a company vehicle in the amount of $750 per month, plus taxes and insurance. The company will pay all operating and maintenance costs, based on expense account submissions.

I also confirm that the final payment date referred to in Paragraph 4.3 of your Employment Agreement will be changed to "12 months following the termination date".

In order to confirm the above, please sign below to indicate your acceptance and the ongoing validity of your Employment Agreement.

Yours truly,

/s/ Robert Kerr

Robert Kerr
President & CEO

Accepted by:

       /s/ John Davison                   September 2, 1992
-----------------------------------     ----------------------
          John Davison                          Date